CONFIRMING STATEMENT

This Statement confirms that the undersigned, Vivek Ranadive, has authorized and designated each of Harris Black, James W. Cuminale, Brian West, William Bradley, Lynn Johnson, Tiffany Beverley and Jeffrey Charlton to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Nielsen Holdings N.V. The authority of Harris Black, James W. Cuminale, Brian West, William Bradley, Lynn Johnson, Tiffany Beverley and Jeffrey Charlton under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of Nielsen Holdings N.V., unless earlier revoked in writing. The undersigned acknowledges that Harris Black, James W. Cuminale, Brian West, William Bradley, Lynn Johnson, Tiffany Beverley and Jeffrey Charlton are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

                                                By:        /s/ Vivek Ranadive
                                                        Vivek Ranadive

                                                Date:         August 1, 2012

                2
096412-0030-11068-Active.12254099.1